AMENDMENT

TO

THIRD AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT is made as of the 29th day of February 2024, by and between Mason Street Advisors, LLC (the “Adviser”) and Northern Trust Investments, Inc. (the “Sub-Adviser”).

WHEREAS, the Adviser and the Sub-Adviser are parties to an Amended and Restated Investment Sub-Advisory Agreement dated February 28, 2023 (the “Agreement”) relating to the Northwestern Mutual Series Fund, Inc.’s Index 600 Stock Portfolio (the “Portfolio”); and

WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement to modify the investment sub-advisory fee payable with respect to the Portfolio as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. That portion of Schedule A to the Agreement that relates to the Index 600 Stock Portfolio shall be modified by deleting the text set forth therein and replacing it with the text set forth on Exhibit A attached to this Amendment, the content of which is hereby incorporated herein by this reference.

2. Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

3. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, each party has caused this Amendment to be signed below by a duly authorized officer with full power and authority to execute this Amendment.

MASON STREET ADVISORS, LLC	NORTHERN TRUST INVESTMENTS, INC.

By: /s/ Bonnie L. Tomczak	By: /s/ Patrick J. Gaskin

Name: Bonnie L. Tomczak	Name: Patrick J. Gaskin

Title: President	Title: Senior Vice President

EXHIBIT A

SCHEDULE A

TO

THIRD AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

MASON STREET ADVISORS, LLC

AND

NORTHERN TRUST INVESTMENTS, INC.

As Amended February 29, 2024

Fee Effective: April 1, 2024

Portfolio	Fee
Index 600 Stock Portfolio	First $500 Million: 0.04% of average daily net assets Over $500 Million: 0.03% of average daily net assets